UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
November 8, 2010
Merrill Lynch & Co., Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-7182	13-2740599
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Bank of America Corporate Center 100 North Tryon Street Charlotte, North Carolina (Address of principal executive offices)	28255 (Zip Code)
(704) 386-5681
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.
On November 8, 2010, Merrill Lynch Group, Inc. (“Merrill Lynch Group”) entered into an underwriting agreement, dated November 8, 2010 (the “Underwriting Agreement”), by and among BlackRock, Inc. (“BlackRock”), Merrill Lynch Group, PNC Bancorp, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”) and Morgan Stanley & Co. Incorporated, as representatives of underwriters named therein (the “Underwriters”). Pursuant to the Underwriting Agreement, Merrill Lynch Group agreed to sell to the Underwriters 43,575,758 shares (the “Initial Shares”) of the common stock, par value $0.01 per share, of BlackRock (the “Common Stock”), at a public offering price of $163.00 per share (the “Public Offering Price”), in a registered underwritten public offering (the “Underwritten Offering”). The Initial Shares include 41,245,676 shares of Common Stock issuable upon the automatic conversion of an equal number of shares of Series B Convertible Participating Preferred Stock, par value $0.01 per share, of BlackRock (the “Series B Preferred Stock”), as a result of the sale to the Underwriters. Merrill Lynch Group and MLPF&S are each direct wholly-owned subsidiaries of Merrill Lynch & Co., Inc. (“ML&Co.” or the “Company”). In addition, pursuant to the Underwriting Agreement, Merrill Lynch Group granted to the Underwriters a 30-day option (the “Option”) to purchase up to an additional 5,207,376 shares of Common Stock (the “Option Shares”) issuable upon the conversion of an equal number of shares of Series B Preferred Stock, at the Public Offering Price, to cover overallotments. On November 9, 2010, the Underwriters exercised the Option in full. ML&Co., as the direct parent company of Merrill Lynch Group, shares with Merrill Lynch Group and Bank of America Corporation, the ultimate parent company of Merrill Lynch Group, beneficial ownership of the shares of capital stock of BlackRock held directly by Merrill Lynch Group.
The terms of the Underwritten Offering are described in the prospectus dated September 13, 2010 filed by BlackRock constituting a part of BlackRock’s Registration Statement on Form S-3, Registration No. 333-169328, as supplemented by a Prospectus Supplement dated November 10, 2010.
Pursuant to the Underwriting Agreement, Merrill Lynch Group agreed, subject to certain limited exceptions, not to sell or transfer any Common Stock or securities convertible into, or exchangeable for, exercisable for, or repayable with the Common Stock, for 90 days, without obtaining the prior written consent of MLPF&S. The Underwriting Agreement contains customary representations and warranties on the part of Merrill Lynch Group, as a selling stockholder, as well as customary indemnification and contribution provisions.
As more fully described in Item 2.01 below, on November 15, 2010, the sale of the Initial Shares and the Option Shares pursuant to the Underwriting Agreement was completed.
The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto, and is incorporated herein by reference.

Item 2.01 — Completion of Acquisition or Disposition of Assets.
On November 15, 2010, Merrill Lynch Group completed the sale of the Initial Shares and the Option Shares to the Underwriters pursuant to the Underwriting Agreement. The net proceeds to Merrill Lynch Group from the sale of the Initial Shares and the Option Shares, after underwriting discounts and before offering expenses payable by Merrill Lynch Group, were approximately $7.8 billion.
In addition, on November 15, 2010, concurrently with the closing of the Underwritten Offering, Merrill Lynch Group completed the sale of 2,453,988 shares of Common Stock of BlackRock issuable upon the automatic conversion of an equal number of shares of Series B Preferred Stock (the “Direct Placement Shares”) to an institutional investor at the Public Offering Price in a direct placement registered under the Securities Act of 1933 (the “Direct Placement Offering”). The net proceeds to Merrill Lynch Group from the sale of the Direct Placement Shares, before offering expenses payable by Merrill Lynch Group, were approximately $400 million. The placement agents for the Direct Placement Offering received no fees or commissions in connection therewith.
At September 30, 2010, the BlackRock Common Stock and Series B Preferred Stock owned by Merrill Lynch Group represented in the aggregate an approximately 34% economic interest in BlackRock. On the date hereof, after the sale of the Initial Shares, the Option Shares and the Direct Placement Shares, Merrill Lynch Group does not own any shares of BlackRock Common Stock and owns shares of BlackRock Series B Preferred Stock representing a 7.1% economic interest in BlackRock.
The information provided by Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.01 by reference.
Item 9.01 — Financial Statements and Exhibits.
(b) Pro Forma Financial Statements.
The following provides the unaudited pro-forma financial statement impacts to ML&Co. and its subsidiaries (“Merrill Lynch”) as a result of the completion of the sales of the Initial Shares, the Option Shares and the Direct Placement Shares, which represent the sale of a portion of Merrill Lynch’s economic interest in BlackRock.
The unaudited proforma impacts to these financial statements reflect both the partial sale of Merrill Lynch’s investment in BlackRock and a change in Merrill Lynch’s method of accounting for its investment in BlackRock. Prior to the sales of the Initial Shares, the Option Shares and the Direct Placement Shares, Merrill Lynch had accounted for its investment in BlackRock under the equity method. As of the result of the sales and the loss of Merrill Lynch’s ability to exercise significant influence due to the reduction of Merrill Lynch’s economic interest in BlackRock from approximately 34% to approximately 7%, Merrill Lynch will account for the remaining investment under the cost method.
Assuming the sales of the Initial Shares, the Option Shares and the Direct Placement Shares were completed on September 30, 2010, the pro-forma impacts to Merrill Lynch’s Condensed Consolidated Balance Sheet as of September 30, 2010 would reflect an increase in “Cash and cash equivalents” of $8,276 million, a decrease in “Investment securities” of $8,061 million, an increase in “Other Assets” of $538 million, and an increase in “Stockholders’ Equity” of $753 million. Such amounts reflect the receipt of net proceeds from the sales of the Initial Shares, the Option Shares and the Direct Placement Shares, the de-recognition of the carrying value related to the sales of the Initial Shares, the Option Shares and the Direct Placement Shares representing a portion of Merrill Lynch’s economic interest in BlackRock (which included $63 million recorded within Accumulated Other Comprehensive Income, a component of Stockholders’ Equity), the de-recognition of relevant deferred tax liabilities, and the estimated after-tax gain from the sales of the Initial Shares, the Option Shares and the Direct Placement Shares of $690 million.
Assuming the sales of the Initial Shares, the Option Shares and the Direct Placement Shares were completed on January 1, 2009, the pro forma impacts to Merrill Lynch’s Condensed Consolidated Statement of Earnings for the year ended December 31, 2009 would have reflected a decrease in “Earnings from equity method investments” of $1,576 million, an increase in “Interest and dividend revenues” of $42 million, a decrease in “Income tax expense” of $545 million, and a decrease in “Net earnings” of $989 million. The pro forma impacts to Merrill Lynch’s Condensed Consolidated Statement of Earnings for the nine months ended September 30, 2010 would have reflected a decrease in “Earnings from equity method investments” of $456 million, an increase in “Interest and dividend revenues” of $41 million, a decrease in “Income tax expense” of $73 million, and a decrease in “Net earnings” of $342 million. In both periods, these amounts reflect the removal of the earnings associated with the portion of the economic interest in BlackRock that was sold in the transaction, net of the resulting change to income tax expense.
The unaudited pro forma impacts to Merrill Lynch’s Condensed Consolidated Statement of Earnings referred to above do not consider the potential impact on earnings of the reinvestment of the net proceeds referred to above, or the impact of the estimated after-tax gain on the transaction.
As noted above, the unaudited pro forma impacts to Merrill Lynch’s Condensed Consolidated Statements of Earnings for the year ended December 31, 2009 and for the nine months ended September 30, 2010 give effect to the sales of the Initial Shares, the Option Shares and the Direct Placement Shares as if the sales had occurred on January 1, 2009. The unaudited pro forma impacts to the Condensed Consolidated Balance Sheet as of September 30, 2010 give effect to the sales as if the sales had occurred as of that date. The unaudited pro forma condensed consolidated financial statements are subject to the assumptions and adjustments discussed herein. Merrill Lynch’s management believes that the assumptions used and adjustments made are reasonable. The unaudited pro forma impacts to Merrill Lynch’s consolidated financial statements are for illustrative and informational purposes only and are not intended to represent, or be indicative of, what Merrill Lynch’s consolidated results of operations or financial position would have been had the sales of the Initial Shares, the Option Shares and the Direct Placement Shares occurred on the dates indicated. Further, the unaudited pro forma impacts to Merrill Lynch’s consolidated financial statements should not be considered representative of Merrill Lynch’s future consolidated financial position or results of operations.

The unaudited pro forma information presented above should be read in conjunction with:
•	Merrill Lynch’s Annual Report on Form 10-K for the year ended December 31, 2009; and

•	Merrill Lynch’s Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2010, June 30, 2010 and March 31, 2010.
(d) Exhibits.
The following exhibit is filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

1.1	Underwriting Agreement, dated November 8, 2010, by and among BlackRock, Inc., Merrill Lynch Group, Inc., PNC Bancorp, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated, as representatives of underwriters named therein.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH & CO., INC.
By:	/s/ PETER D. TAUBE
Peter D. Taube
Chief Accounting Officer and Controller

Date: November 15, 2010

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

1.1	Underwriting Agreement, dated November 8, 2010, by and among BlackRock, Inc., Merrill Lynch Group, Inc., PNC Bancorp, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated, as representatives of underwriters named therein.